Exhibit 99.1

Media Contact
Joanna Hamblin
jhamblin@ambientcorp.com
(617) 614-6793

Ambient Corporation Announces Resignation from Board of Directors

Newton, MA, September 19, 2013 — Ambient Corporation (NASDAQ: AMBT), provider of a secure, flexible, and scalable smart grid communications and applications platform, announced today that Mr. Shad L. Stastney has resigned from the Company’s Board of Directors. Mr. Stastney tendered a letter of resignation to the Company, which was accepted by the Board of Directors on September 17, 2013. Mr. Stastney indicated that he thought his resignation was in the best interest of the Company and that his resignation was not due to any concern regarding Ambient. There has been no disagreement between the Company and Mr. Stastney. Mr. Stastney served on the Company’s Board of Directors from 2008. He also served on the Finance Committee from September 2010 and as its Chair from August 2011.

John J. Joyce, President and CEO of Ambient Corporation, said, "I wish Shad well in his future endeavors, and on behalf of the entire Board, I want to express our appreciation of his contributions to Ambient and the Board.”

Vicis Capital Master Fund, with which Mr. Stastney is associated, remains the Company’s majority stockholder and lender under a $5 million line of credit.

About Ambient Corporation

Ambient designs, develops and sells the Ambient Smart Grid® communications and applications platform. The Ambient Smart Grid products and services include communications nodes; a network management system, AmbientNMS®; integrated applications; and maintenance and consulting services. Using open standards-based technologies along with in-depth industry experience, Ambient provides utilities with solutions for smart grid initiatives. Headquartered in Newton, MA, Ambient is a publicly traded company (NASDAQ: AMBT). More information on Ambient is available at www.ambientcorp.com.

Except for historical information, this press release contains statements that may be deemed to be “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These include statements relating to the diversification of our customer base, further development and marketing of our communications platform and cultivating projects with potential customers, among others. These forward-looking statements are based upon our current expectations, estimates and projections about our business and our industry and reflect our beliefs and assumptions based upon information available to us at the date of this release. We caution readers that forward-looking statements are predictions based on our current expectations about future events. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict. Our actual results, performance or achievements could differ materially from those expressed or implied by the forward-looking statements as a result of a number of factors, which could have a material adverse effect on our operations and future prospects including, but not limited to, continuing compatibility of our platform with new utility applications and requirements, our ability to retain and attract customers, particularly in light of our dependence on a single customer for substantially all of our revenue; our expectations regarding our expenses and revenue, including our expectations that our research and development expenses and selling, general and administrative expenses may increase in absolute dollars; anticipated trends and challenges in our business and the markets in which we operate, including the market for smart grid technologies; our expectations regarding competition as more and larger companies enter our markets and as existing competitors improve or expand their product offerings; our plans for future products and enhancements of existing products; our anticipated cash needs and our estimates regarding our capital requirements; and our anticipated growth strategies. We undertake no obligation to publicly update or revise any forward-looking statements. Further information on the company’s risks and uncertainties is available in our filings with the Securities and Exchange Commission.

Ambient is a registered trademark of Ambient Corporation.

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